Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                         ARRAN2005

Arran Funding Limited - Series:                  05-A

ABS - Credit Card - Bank, Closing Date:          December 15, 2005

As at:                                             September 15, 2006


                       RATING (S&P/Moodys/Fitch)        POOLFACTOR          PAY                     COUPON
TRANCHE  CURRENCY      ORIGINAL         CURRENT     ORIGINAL    CURRENT  FREQUENCY           BASIS            CURRENT
------------------------------------------------------------------------------------------------------------------------
Class A     USD      AAA /Aaa/AAA    AAA /Aaa/AAA     100%       100%     Monthly     1 Mth LIBOR + 0.02%     5.35000%
Class B     USD         A/A1/A          A/A1/A        100%       100%     Monthly     1 Mth LIBOR + 0.18%     5.51000%
Class C     USD      BBB/Baa2/NR      BBB/Baa2/NR     100%       100%     Monthly     1 Mth LIBOR + 0.32%     5.65000%

               Scheduled start of Controlled Accumulation Period:     1 June, 2007
               Expected maturity:                                     15 December, 2008
               Legal final maturity:                                  15 December, 2010
               Structure:                                             Sr/sub Seq Pay
               Tax Election:                                          Debt
               Amort. Type:                                           Soft Bullet
               Transferors:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
               Originators:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
               Servicer:                                              RBS Cards, a division of The Royal Bank of Scotland plc
               Trustee:                                               Bank of New York (The)
               Underwriter:                                           The Royal Bank of Scotland plc

Pool Performance

Month end        Gross      Expense     Gross Charge       Excess      Excess       Transferor Interest
               Yield (%)    Rate (%)    Off Rate (%)     Spread (%)   Spread (%)             %           Min %
                                                                     Roll 1/4 Ave
31 Aug 2006     19.12%       5.89%           7.81%         5.42%          6.11%            38.88%         6%
31 Jul 2006     18.33%       5.30%           6.81%         6.22%          6.54%            39.76%         6%
30 Jun 2006     18.97%       5.82%           6.46%         6.69%          6.44%            40.08%         6%
31 May 2006     19.69%       5.64%           7.35%         6.71%          6.50%            41.07%         6%
30 Apr 2006     16.60%       4.96%           5.72%         5.92%          6.36%            41.51%         6%
31 Mar 2006     20.15%       6.03%           7.25%         6.87%          6.79%            41.18%         6%

Delinquencies (Principal receivables which are 30 days or more past due)

                                  (% Pool)
            ------------------------------------------------------
Month end     30-59 days   60-89 days    90-179 days   180+ days     Total
---------     ----------   ----------    -----------   ---------     -----

31 Aug 2006      1.28%       0.98%           2.47%        3.50%      8.23%
31 Jul 2006      1.28%       0.96%           2.48%        3.44%      8.16%
30 Jun 2006      1.22%       0.97%           2.45%        3.39%      8.03%
31 May 2006      1.24%       1.01%           2.35%        3.28%      7.88%
30 Apr 2006      1.32%       0.98%           2.30%        3.28%      7.88%
31 Mar 2006      1.25%       0.96%           2.27%        3.17%      7.65%

Payment Rate

                    Payments                                     Pool balance
              -------------------------------                    ------------
Month End     Total ((pound)000)     Rate (%)                     (pound)000

31 Aug 2006      1,141,613           23.38%                        4,812,820
31 Jul 2006      1,099,658           22.39%                        4,883,405
30 Jun 2006      1,144,949           22.93%                        4,911,036
31 May 2006      1,202,916           23.90%                        4,992,642
30 Apr 2006        977,762           19.57%                        5,033,594
31 Mar 2006      1,302,500           24.99%                        4,996,352

Average Actual Balance:                      (pound) 1,093

Number of Accounts:                              4,404,255

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of September, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business